UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2025

SOUTHSTATE CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina (State or Other Jurisdiction of Incorporation)	001-12669 (Commission File Number)	57-0799315 (IRS Employer Identification No.)

1101 First Street South, Suite 202 Winter Haven, FL (Address of principal executive offices)	33880 (Zip Code)

(863) 293-4710

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $2.50 per share	SSB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

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ITEM 1.01	Entry into a Material Definitive Agreement.

As disclosed in SouthState Corporation’s annual proxy statement filed on March 11, 2025, and as approved by the shareholders of SouthState Corporation (the “Company”) at the annual meeting of shareholders held April 23, 2025, the Company intends to change its state of incorporation from the State of South Carolina to the State of Florida. To effect this change, the Company and SouthState Bank Corporation, a newly formed Florida corporation and wholly owned, direct subsidiary of the Company, have entered into an Agreement and Plan of Merger, dated August 19, 2025 (the “Merger Agreement”), pursuant to which the Company will merge with and into SouthState Bank Corporation, with SouthState Bank Corporation surviving the merger (the “Domicile Merger”).

Pursuant to the terms of, and subject to the conditions set forth in, the Merger Agreement, effective as of 11:59 p.m. on August 31, 2025 (the “Effective Time”), the Domicile Merger will be consummated and Company’s existence as a South Carolina corporation shall cease, and SouthState Bank Corporation will continue as the surviving corporation governed by the laws of the State of Florida.

Merger Consideration

Pursuant to the Merger Agreement, at the Effective Time, (i) each outstanding share of the Company’s common stock, par value $2.50 per share (the “Company Common Stock”), will automatically be converted into one outstanding share of SouthState Bank Corporation’s common stock, par value $2.50 per share (“SouthState Bank Common Stock”), with no further action required on the part of the Company’s shareholders, and (ii) each option, warrant, equity or equity-based award and other security or instrument of the Company granting the holder thereof the right to acquire Company Common Stock (or other securities of the Company) outstanding immediately prior to the Effective Time (the “Company Securities”) will automatically be converted into a corresponding option, warrant, equity or equity-based award and other security or instrument of SouthState Bank Corporation granting the holder thereof the right to acquire an equivalent number of shares of SouthState Bank Common Stock (or other securities of SouthState Bank Corporation) as the number of shares of Company Common Stock underlying such Company Securities.

Company Indebtedness

Pursuant to the Merger Agreement, at the Effective Time, SouthState Bank Corporation will assume all the rights and obligations outstanding under the Company’s senior revolving credit facility with U.S. Bank, its existing subordinated debt and the trust preferred securities issued by the Company and its predecessors.

Post-Effective Time Governance

Pursuant to the Merger Agreement, the Articles of Incorporation of SouthState Bank Corporation and Bylaws of SouthState Bank Corporation, in each case, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws, respectively, of SouthState Bank Corporation following completion of the Domicile Merger.

Pursuant to the Merger Agreement, the officers and directors of the Company immediately prior to the Effective Time shall be the officers and directors of SouthState Bank Corporation immediately after the Effective Time, each to hold office in accordance with the Articles of Incorporation of SouthState Bank Corporation and the Bylaws of SouthState Bank Corporation, the provisions of the Florida Business Corporation Act, as amended, and all other applicable laws and regulations.

The foregoing description of the Domicile Merger, the Merger Agreement, the Articles of Incorporation of SouthState Bank Corporation and the Bylaws of SouthState Bank Corporation do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, the Articles of Incorporation of SouthState Bank Corporation and the Bylaws of SouthState Bank Corporation, as applicable, copies of which are filed hereto as Exhibit 2.1, 3.1 and 3.2, respectively, and incorporated herein by reference.

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ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

In most cases, documents incorporated by reference to exhibits that have been filed with our reports or proxy statements under the Securities Exchange Act of 1934 are available to the public over the Internet from the SEC’s web site at www.sec.gov. You may also read and copy any such document at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 under our SEC file number (001 12669).

Exhibit No.	Description of Exhibit	Incorporated by Reference
		Form	Commission File No.	Exhibit	Filing Date	Filed Herewith
2.1	Agreement and Plan of Merger dated August 19, 2025, by and between the Company and SouthState Bank Corporation					X

3.1	Articles of Incorporation of SouthState Bank Corporation					X

3.2	Bylaws of SouthState Bank Corporation					X

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)					X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHSTATE CORPORATION
(Registrant)

By:	/s/ William E. Matthews, V
William E. Matthews, V
Senior Executive Vice President and
Chief Financial Officer

Dated: August 19, 2025

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